UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2022

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 418-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensatory Arrangements of Certain Officers

On December 1, 2022, Virtu Financial Operating LLC (“VFO”), a subsidiary of Virtu Financial, Inc. (the “Company”) entered into an amended and restated employment letter agreement (the “Amended and Restated Employment Agreements”) with each of Mr. Brett Fairclough, the Company’s Co-President & Co-Chief Operating Officer, Mr. Joseph Molluso, the Company’s Co-President & Co-Chief Operating Officer, and Mr. Stephen Cavoli, the Company’s Executive Vice President, Markets (each, an “Executive” and collectively, the “Executives”).

The Amended and Restated Employment Agreement for Mr. Fairclough has an initial term expiring February 26, 2027, for Mr. Molluso expiring April 30, 2026, and for Mr. Cavoli expiring February 26, 2026, in each case with automatic one-year renewal periods unless either party elects not to renew (in each case, the “Term”).

Under the Amended and Restated Employment Agreements, each of the Executives’ annual base salary is $600,000 per year, and the Executives will each be eligible to receive annual bonuses with a target bonus opportunity equal to $2,000,000 and a maximum bonus opportunity equal to $3,000,000. Fifty percent (50%) of the annual bonus will be based on the achievement of quantitative targets and 50% of the annual bonus will be based on the achievement of qualitative goals, in each case set by the Company’s Chief Executive Officer together with the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

The Amended and Restated Employment Agreements also reflect changes to certain terms and conditions, including those described below, intended to achieve consistency with those of the Second Amended and Restated Employment Agreement of the Company’s Chief Executive Officer, Mr. Douglas Cifu, dated as of April 29, 2022 (the “April 2022 Cifu Agreement”).

The Executives will each be eligible to receive an equity award at the beginning of each calendar year during the Term (an “Annual Equity Grant”). It is the current intention of the Board and CEO that each Annual Equity Grant will be in the form of 75,000 restricted shares or restricted stock units (“RSUs”) in respect of shares of the Company’s Class A common stock (the “Shares”) that are subject to performance and service conditions. The number of Shares earned under each Annual Equity Grant will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with 100% of Shares earned upon at least 65% achievement. In the event of achievement below 65%, the Compensation Committee of the Board will determine the number of earned Shares, if any, in its sole discretion (the “Performance Target”). To the extent any Shares are earned with respect to an applicable Annual Equity Grant, 50% of such Shares will vest on the last day of the calendar year to which such award relates and the remaining 50% will vest on the last day of the subsequent calendar year, subject to each Executive’s continued employment through each applicable vesting date. The Performance Target also applies to the performance-based equity awards previously awarded to Mr. Cifu for fiscal year 2022 in accordance with the terms of the April 2022 Cifu Agreement and pursuant to an amendment dated as of December 1, 2022 to the applicable award agreement (the “Cifu Award Amendment”).

Under the Amended and Restated Employment Agreements, if an Executive’s employment is terminated by VFO without cause, due to death or disability, by the Executive for good reason, or due to the expiration of the Term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, the Executive will be entitled to, subject to the execution of a release of claims: (1) severance pay in an aggregate amount equal to the greater of (a) one times his base salary or (b) the amount of base salary that would have been paid through end of the Term but for the termination (the “Severance Amount”); (2) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the Term, whichever is longer (the “Benefits Continuation Period”); (3) remain eligible to earn restricted Shares or RSUs under his then-current Annual Equity Grant, and to the extent earned, a pro rata portion of such Shares or RSUs, as applicable, shall be deemed vested on the last day of the calendar year to which such award relates (the “Eligible Equity Acceleration”); (4) accelerated vesting of any earned but unvested restricted Shares or RSUs under the Annual Equity Award granted in the year prior to the year of termination; and (5) 75,000 fully-vested Shares or, if the Executive has made an applicable and timely deferral election, deferred stock units (sections (3), (4) and (5) collectively, the “Equity Acceleration”).

If a Qualifying Termination occurs (i) in anticipation of, and at a time when material steps have been taken toward, a change in control and a change in control does occur, or (ii) within twelve months following a change in control, then each Executive is entitled to the payments and benefits described above; however (1) in lieu of the Severance Amount, each Executive will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to the Executive for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the Term, whichever is longer; and (3) in lieu of the Eligible Equity Acceleration, the Executive will be entitled to receive a pro rata portion of all of the Shares underlying his then-current Annual Equity Award, which shall be deemed vested as of the date of termination. In the event that the Qualifying Termination occurs in anticipation of, and at a time when material steps have been taken toward, a change in control and a change in control does occur, then any amounts payable to the Executive pursuant to this paragraph will be adjusted to reflect any prior receipt of the Severance Amount or Equity Acceleration.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the respective Amended and Restated Employment Agreement or the Cifu Award Amendment, each of which will be filed as an exhibit to the Company’s next annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated: December 2, 2022